EXHIBIT 32.2

In connection with the accompanying Quarterly Report of A&J Venture Capital Group, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger Zolg, in my capacities set forth below of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 15, 2010

/s/ Roger Zolg

Roger Zolg, CFO

(as Principal Financial Officer)